Exhibit 99.1

BioLargo Continues Record Setting Revenue Growth

Westminster, CA – March 20, 2023 – BioLargo, Inc. (OTCQB:BLGO), a developer of sustainable cleantech technologies and full-service environmental engineering company, announced that the Company’s first quarter 2023 revenues have already surpassed the Company’s previous record quarterly revenues set last quarter. This revenue growth is driven primarily by sales of the Pooph branded pet-odor control product sold by Ikigai Marketing Works, LLC. Company management expects that quarter over quarter revenues in Q1 2023 will surpass a 50% growth rate over Q4 2022, will represent the seventh consecutive quarterly period of revenue growth, and that first quarter revenues will be more than four times 2022’s first quarter topline revenue. This comes off the heels of its already released press release dated January 9, 2023, announcing a year over year growth rate of at least 125% for 2022 versus 2021, which represents the eighth consecutive year of revenue growth. While the Company is not yet profitable, its net losses are trending downward as revenues have increased. The Company is currently concluding its audit of its 2022 financial statements and intends to file its annual report with the SEC at the end of March. These revenue estimates for 2022 and the first quarter of 2023 are preliminary and subject to change pending review and audit by the company’s independent registered public accounting firm.

Dennis P. Calvert, President and CEO of BioLargo commented, “The lion’s share of the recent revenue increases is due to the ongoing growth of Pooph sales led by our partners at Ikigai Marketing Works, whom we applaud for their success in expanding the product’s adoption in retail outlets across the country.”

He continued, “We have many products and solutions in early stages of commercialization that we believe will contribute to revenue growth in future periods, such as our PFAS treatment solution, Clyra Medical’s Bioclynse, and Garratt-Callahan’s ‘minimal liquid discharge’ industrial wastewater treatment system. Each of these initiatives continues to advance and we look forward to sharing more information as they each expand. We believe there is still plenty of opportunity for market penetration for the Pooph branded pet-odor control product, as well as the Company’s other products and services.”

The Company intends to hold an earnings conference call and webcast on April 3, 2023 at 1:30 PM Pacific Time. More details will be released prior to that date.

About BioLargo, Inc.

BioLargo, Inc. (OTCQB:BLGO) is a cleantech and life sciences innovator and engineering services solution provider. Our core products address PFAS contamination, achieve advanced water and wastewater treatment, control odor and VOCs, improve air quality, and control infections and infectious disease. Our approach is to invent or acquire novel technologies, develop them into product offerings, and extend their commercial reach through licensing and channel partnerships to maximize their impact. See our website at www.BioLargo.com.

Contact Information

Dennis P. Calvert

President and CEO, BioLargo, Inc.

888-400-2863

Safe Harbor Act

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about BioLargo's (the "Company") anticipated revenue and plans for future operations. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of the COVID-19 pandemic on the Company's business, results of operations, financial condition, and stock price; the effect of global, national and regional economic conditions on the Company's business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the dependency of the Company on the performance of distributors of the Company's products. More information on these risks and other potential factors that could affect the Company's business and financial results is included in the Company's filings with the SEC, including in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.